Exhibit 10.28

Third Amendment to License Agreement

AMENDMENT dated as of October 17, 2011, to the License Agreement with an Effective Date of January 7th, 2004 between PRINCETON UNIVERSITY, a not-for-profit corporation duly organized and existing under the laws of the State of New Jersey and having a principal place of business at 4 New South Building, Princeton, New Jersey 08544-0036, United States of America, (“PRINCETON”) and BIONANOMATRIX, Inc, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as “Licensee”).

W I T N E S S E T H

WHEREAS, the Parties have entered into the Agreement and would like to amend the Agreement;

WHEREAS, the Parties now seek to amend the terms of the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree to as follows:

The License Agreement shall be amended to name BioNano Genomics, Inc. with a principal place of business as 3545 John Hopkins Court, Suite 160, San Diego, CA 92121 as the Licensee and to omit BIONANOMATRIX, Inc., as a party to the License Agreement. BioNano Genomics, Inc. will assume all responsibilities, obligations, benefits and liabilities of BIONANOMATRIX, Inc., under the License Agreement.

BioNano Genomics, Inc.

/s/ R. Erik Holmlin	R. Erik Holmlin	Oct 17, 2011
By	Print Name	Date

BIONANOMATRIX, Inc.

/s/ R. Erik Holmlin	R. Erik Holmlin	Oct 17, 2011
By	Print Name	Date

PRINCETON UNIVERSITY

/s/ John F. Ritter	John F. Ritter	10/20/11
By	Print Name	Date